EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-180222, 333-155739, 333-108989, 333-107579, 333-170581 and 333-174945) and Form S-8 (Nos. 333-163832, 333-140624, 333-121006, 333-115505, 333-81340, 333-51556, 333-38886, 333-140624, 333-25021 and 333-174758) of Aastrom Biosciences, Inc. (a development stage company) of our report dated March 18, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Detroit, Michigan
March 18, 2013